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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 11, 1996

                          Hollinger International Inc.
               (Exact name of registrant as specified in charter)


           Delaware                   0-24004               95-3518892
       (State or other              (Commission            (IRS employer
   jurisdiction of incorp.)         file number)         identification no.)


          401 North Wabash Avenue,
             Chicago, Illinois                                60611
   (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:  (312) 321-2299


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Item 2.  Acquisition or Disposition of Assets.

         Southam. As previously reported, on May 24, 1996, Hollinger Inc., the parent corporation of Hollinger International Inc. (the "Company"), announced that its wholly owned Canadian subsidiary had purchased from a subsidiary of Power Corporation of Canada ("Power") the 16,349,743 common shares (the "Power Shares") of Southam Inc. ("Southam") held by Power representing approximately 21.5% of Southam's outstanding common shares, at a price of Cdn. $18.00 per share. This purchase increased the Company's and Hollinger Inc.'s combined holdings in Southam to approximately 41% of Southam's outstanding common shares, including 19.5% which is currently held indirectly by the Company. The Company had the right to acquire a substantial equity interest in Hollinger Eastern Publishing Inc. ("Hollinger Eastern"), the subsidiary company which purchased the Power Shares. Hollinger Eastern is now owned jointly by the Company and Hollinger Inc. The Company holds all outstanding non-voting common shares, one-half of the outstanding voting preference shares and Cdn.$30 million in non-voting preference shares of Hollinger Eastern, and Hollinger Inc. holds the remaining one-half of the voting preference shares of Hollinger Eastern.

         On October 24, 1996, the Company and Hollinger Inc. announced a cash offer by a wholly owned Canadian subsidiary of First DT Holdings Limited, an English subsidiary of the Company ("FDTH"), to acquire an additional 9.2% interest in Southam. On December 11, 1996, the wholly owned subsidiary of FDTH acquired 8,000,000 common shares of Southam at a price of Cdn.$20.00 per share, which increased the aggregate holdings of the Company and Hollinger Inc. (through Hollinger Eastern) to 51.4% of Southam's currently outstanding common shares. Hollinger Inc. and the Company have combined their interests in Southam in a manner that the Company believes maintains Southam's tax status as a publisher of Canadian newspapers and periodicals. The Company expects that it will consolidate the financial results of Southam with the Company.

         Southam Facility. The purchase of the Power Shares was financed through a short-term, secured, non-amortizing bank credit facility entered into on May 24, 1996 (the "Southam Facility") in the amount of Cdn. $300 million between the Company and a Canadian chartered bank, of which $155.9 million was outstanding as of December 20, 1996. The funds under the Southam Facility were advanced by the Company to 3230767 Canada Limited, a Canadian subsidiary of Hollinger Inc. ("CanHoldco") as an intercompany loan to finance CanHoldco's purchase of the Power Shares. The Hollinger Inc. guarantee of the Southam Facility is secured by a pledge of the Power Shares and 7,539,028 shares of Class A Common Stock and 14,990,000 shares of the Company's Class B Common Stock, par value

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$.01 per share, held by Hollinger Inc. The Southam Facility matures on February
28, 1997 or earlier upon the occurrence of certain events, namely (i) one banking day prior to the maturity date of Hollinger International Publishing Inc.'s bank credit facility, which is currently scheduled to mature on February 7, 1997; (ii) one banking day prior to the maturity date of FDTH's credit facility, which is currently scheduled to mature on February 7, 1997; or (iii) the closing date of any equity issue, debt financing, public or private placement or high yield financing completed by the Company or any of its subsidiaries or by Hollinger Inc. or certain of its Canadian subsidiaries. All net proceeds of any financing referred to in (iii) above must be applied as a permanent prepayment of the Southam Facility.

         Registration Rights Agreements. In connection with the October 13, 1995 reorganization of the Company's and Hollinger Inc.'s newspaper interests (the "Reorganization"), Hollinger Inc. entered into a letter agreement dated October 13, 1995 with a Canadian bank, as amended on May 24, 1996 in connection with the Southam Facility, pursuant to which Hollinger Inc. has agreed that, in the event that Hollinger Inc. or the Company is in default under any present or future indebtedness and the bank intends to effect foreclosure upon such securities or to exercise its power of sale rights under any applicable security documents., Hollinger Inc. will, at the written request of the bank, use its reasonable best efforts to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of such securities and the shares of Class A Common Stock, par value $.01 per share of the Company ("Class A Common Stock"), into which certain of such securities are convertible (but not less than 5,000,000 shares of Class A Common Stock), unless certain exemptions from the registration provisions of the Securities Act are applicable. Hollinger Inc.'s undertakings in such letter agreement are subject to Hollinger Inc.'s obligations under the share exchange agreement entered into at the time of the Reorganization, and were modified by a subsequent registration rights agreement described below.

         Hollinger Inc. and certain of its subsidiaries entered into a registration rights agreement with certain Canadian lenders as of February 29, 1996, as amended on May 24, 1996 in connection with the Southam Facility. In addition, as of November 15, 1996, the Company, Hollinger Inc. and two of its Canadian subsidiaries, and three Canadian chartered banks entered into a letter agreement to clarify and confirm certain rights and obligations of the parties thereto under the registration rights agreement and letter agreement described above. Among other things, the November 15, 1996 letter agreement (i) requires the Company to amend the shelf registration statement filed with the Securities Exchange

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Commission on May 29, 1996 and use its best efforts to have the registration statement declared effective by the Commission, (ii) includes the 14,990,000 shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock of the Company pledged in favor of the lenders among the securities to be registered, and (iii) requires Hollinger Inc. and the Company to pay all reasonable expenses incurred by the lenders in connection with the pledged shares, including underwriting fees or commissions.

         Fairfax. On December 16, 1996, the Company announced that Daily Telegraph Holdings BV, a Dutch subsidiary of the Company's subsidiary, Telegraph Group Limited (the "Telegraph"), had agreed to sell its 25% interest in Australian newspaper publishing company John Fairfax Holdings Limited ("Fairfax"), to three Australian subsidiaries of Brierley Investments Limited ("BIL"), of New Zealand. The sale will occur in several tranches, with the sale of the last tranche expected to be completed within sixty days of December 16, 1996. Proceeds from the sale of the 25% interest are anticipated to be approximately A$553.8 million ($437 million). Shares representing 19.9% of Fairfax's capital and 7 million non-voting convertible debentures will be acquired by BIL unconditionally. BIL has announced that it will seek to convene an extraordinary general meeting of Fairfax shareholders as soon as practicable to permit it to acquire the Telegraph's remaining 4.99% stake in Fairfax. Under Australian law, BIL can only acquire a 19.9% shareholding in Fairfax at this time without being obliged to make a general offer to all shareholders. Fairfax shareholders will be asked to approve a resolution enabling BIL to acquire the remainder of the Telegraph's stake. In the event the resolution is not passed by Fairfax shareholders, BIL can nevertheless acquire additional Fairfax shares provided it does not acquire more than 3% in any six month period. BIL has received approval from the Federal Treasurer under the Australian Foreign Acquisitions and Takeover Act to acquire all of the Telegraph's 25% stake in Fairfax.

         Proceeds from the sale of the Fairfax interest will be used in part to repay existing indebtedness of the Company's subsidiaries.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial statements of businesses acquired. The financial statements required will be filed within 60 days of the filing of this report.

         (b) Pro forma financial information. The proforma financial information required will be filed within 60 days of the filing of this report.

         (c)   Exhibits.

               None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HOLLINGER INTERNATIONAL INC.

                                        By: /s/ KENNETH L. SEROTA
                                           -------------------------
                                            Kenneth L. Serota
                                            Title:  Vice President --
                                                    Law and Finance

Date:  December 23, 1996


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